Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SGS International, Inc.

Louisville, Kentucky

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2008, relating to the consolidated financial statements and schedule of SGS International, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Nashville, Tennessee

March 28, 2008